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                                                                      EXHIBIT 24


                               POWER OF ATTORNEY


    We, the undersigned officers and directors of American Cellular Corporation (hereinafter "the Company"), hereby severally constitute Everett R. Dobson, Bruce R. Knooihuizen and Ronald L. Ripley, and each of them, severally, our true and lawful attorneys in fact, will full power to them and each of them to sign for us, and in our names as officers or directors, or both, of the Company, a Registration Statement on Form S-4 and any and all amendments thereto (include post-effective amendments), granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.


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

           /s/ Everett R. Dobson                 President and Chief Executive                   April 20, 2001
--------------------------------------------     Officer (Principal Executive
             Everett R. Dobson                   Officer) and Director

          /s/ Bruce R. Knooihuizen               Treasurer and Chief Financial                   April 20, 2001
--------------------------------------------     Officer (Principal Financial
            Bruce R. Knooihuizen                 Officer) and Director

             /s/ Trent LeForce
--------------------------------------------     Corporate Controller                            April 20, 2001
               Trent LeForce                     (Principal Accounting Officer)

            /s/ Joseph E. Stumpf
--------------------------------------------     Vice President and Director                     April 20, 2001
              Joseph E. Stumpf


--------------------------------------------     Vice President and Director                     April __, 2001
                Tamara A. Bramel

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